UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): JUNE 9, 2011

000-15701

(Commission

file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2011, Natural Alternatives International, Inc. (“NAI”) and Abbott Laboratories (“Abbott”) entered into a License and Supply Agreement (“Agreement”) pursuant to which NAI has agreed to grant a license to Abbott of certain of NAI’s patent and trademark rights, and to sell to Abbott certain raw materials for Abbott’s exclusive use in the worldwide manufacture and sale of certain medical foods and medical nutritionals. Under the Agreement, Abbott must pay NAI a license fee of $300,000 by June 19, 2011. The Agreement is for a term of 10 years but Abbott may terminate the Agreement at any time.

Unless sooner terminated by Abbott, upon achievement of certain milestones, the Agreement requires Abbott to pay additional license fees to NAI of $450,000 on or before March 31, 2012, including $150,000 in January 2012. Unless terminated before March 31, 2012, the Agreement also requires Abbott to pay to NAI additional license fees in the amount of $4,250,000 in six annual payments beginning on March 31, 2012. Subject to certain other conditions set forth in the Agreement, after April 1, 2012 and until terminated by either party, Abbott is required to purchase certain material exclusively from NAI and make royalty payments to NAI upon Abbott’s sale of products subject to the Agreement. Because Abbott may terminate the Agreement at any time, there is no assurance NAI will receive any of the additional license fees or royalty payments described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: June 15, 2011	By:	/s/ Ken Wolf
Ken Wolf
Chief Financial Officer